UNITED STATES

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

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AMN HEALTHCARE SERVICES, INC.

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On August 11, 2010, AMN Healthcare Services, Inc. (the “Company”) posted on its website a videotaped presentation from the Chairman of the Company’s Board of Directors, and the Company’s Chief Executive Officer sent an email to Company employees, both regarding the Company’s acquisition of Medfinders. A transcript of the presentation and text of the email follow.

Transcript

AMN Chairman of the Board Doug Wheat Describes Benefits of AMN’s Proposed Acquisition of Medfinders

The recently announced combination of Medfinders and AMN Healthcare is a milestone for both AMN and its shareholders, one that we’re very excited about.

First, it is very additive from a service offering standpoint. We’ll now be offering home healthcare and per diem, which we previously were not. It also allows us to greatly expand our vendor management services. That is an area where Medfinders has had a great deal of success and we’ve been working with them in cooperation for several years in providing services to their clients, and now we will be even more synergistic as we go forward.

We estimate that on a conservative basis that we will find more than 10 million dollars of cost synergies between the two businesses, which leads us to the next thing which is most important to us and that is that it will be accretive.

We have determined that it will be accretive in 2011. That was our number one concern to make sure our shareholders would see an increase in their earnings per share by reason of doing this combination.

Lastly, we added a great shareholder in Goldman Sachs who will now become the largest shareholder of AMN. They are going to have a representative on the board and they seem very enthusiastic about the future and they view this as a long-term investment which is very important for us and our shareholders.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this video have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This video shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the value and anticipated benefits of the acquisition, home healthcare and expanded service offerings, expected cost synergies, accretion to earnings, and anticipated shareholder and board representation. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this presentation are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other quarterly and periodic reports filed with the SEC. These statements reflect the company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

Susan Nowakowski - President & CEO

Dear AMN Team Members,

It has only been two weeks since we told you the exciting news about our plans to acquire Medfinders, a leading national provider of clinical workforce managed services programs, local nurse staffing, physician locums and search, and travel allied staffing. Today, I want to give you a brief update regarding activities under way as we move closer to closing, set for late August. In addition, we’ve received a number of questions in the “Connecting with Susan” meetings and other management gatherings and we want to share our responses (see below Team Member Frequently Asked Questions).

Meanwhile, I want to note how important it is that everyone continue to focus on our existing core business. While the closing of the Medfinders acquisition and the subsequent integration activity is very exciting, we must also continue to keep our attention focused on our day-to-day business. We can’t afford to let anything slip. In fact, we need to ensure that we continue to deliver the service levels and quality that will help build on the momentum we’re starting to see as the business rebounds ever so modestly. Delivering quality service and value to all our customers, whether that be clients, healthcare providers, or each other, is critical and I appreciate your efforts to do just that!

Last week, we had our first integration meetings that included management from AMN and Medfinders. We covered a wide range of topics during these initial meetings, including our aspirations for the deal, integration guiding principles, customer and team member experience, and a review of how we’ll all work through change management during the post-closing integration of our combined companies. All the sessions were very productive and a lot of work is now under way as our integration teams work through all the detailed activities!

Our plan is to provide updates as we have news and milestones to report. Meanwhile, if you have questions, first ask your supervisor. In addition, you can submit questions to acquisitionanswers@amnhealthcare.com and we will provide written responses as we have another update.

Thanks again for all your hard work as we tackle all the details of completing the work needed to close the acquisition!

Susan

Team Member Frequently Asked Questions

Q.	Why did our stock price decline following the announcement?

A.	This is not at all unusual when a company announces the acquisition of another firm. As we all know, no one can predict precisely what the stock market will do in any given situation. What we’re focused on is a successful closing and integration of our two companies. Successful integration is the key to the financial success of this transaction as we achieve revenue and cost-saving synergies. We expect to have annual synergies of approximately $10 million once we’ve fully integrated the companies.

Q.	What percentage of Medfinders’ business is managed services and is it profitable?

A.	Managed services is a significant portion of their business and it is profitable. In addition, AMN is Medfinders’ largest subcontractor in filling some of their managed services orders and this acquisition allows us to fill even more of their orders. There is a significant upside potential for our combined companies in this key business.

Q.	Will per diem impact our travel nursing business?

A.	Pure per diem is no longer just daily assignments, in fact many so-called per diem contracts can run three to four weeks. While there could be some impact to travel nursing, our combined companies will, we believe, be able to generate more volume overall and that is the important point here.

Q.	Why acquire a company that has per diem, or enter this business now?

A.	Because it is what clients want. Lines between per diem and travel are blurring and clients want a company that can provide both. This strategic acquisition is a reflection of changes in the marketplace and as the industry leader we must meet the needs of our current and prospective clients.

Q.	How does Medfinders’ home healthcare business differentiate itself from the competitors?

A.	The diverse payor mix is what makes Medfinders’ home healthcare business well positioned in the marketplace. For example, less than a quarter of their home healthcare business is Medicare reimbursed. They have a mix of private insurance, Medicaid and Medicare that sets them apart from the competition. In addition, they have invested in home healthcare technology that is a competitive advantage.

Q.	How did AMN customers respond to the announcement?

A.	Key clients have reacted very favorably to the announcement, some saying they expect the combined companies to be in an excellent position to better serve their overall needs.

Q.	Will the announcement impact the planned return of the 5% pay reinstatement or the 401K match?

A.	No, the acquisition will not change our announced plans to return the 5% pay reinstatement. We’re still working on our 401k match and will announce our plan as it is finalized.

Q.	Are we bringing Medfinders under the AMN brand umbrella?

A.	Decisions regarding brands will be made as part of the integration process and we’ll announce whatever we do at the appropriate time. A brand evaluation is a formal part of our integration process.

Q.	Will there be office consolidations as a result of the acquisition?

A.	Those decisions will be made as part of the integration process. We do expect cost-savings synergies as a result of the acquisition but the details of how that will be accomplished will be decided as our evaluation is completed.

Q.	How will this acquisition affect short-term earnings?

A.	There are a host of factors that can impact earnings, but as we said in last week’s earnings call and in all our communications about this, a successful integration is the key to the financial success of this acquisition.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval. Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.